UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 1, 2020
Date of Report (Date of earliest event reported)

ENERGY TRANSFER LP
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8111 Westchester Drive, Suite 600
Dallas, Texas 75225
(Address of principal executive offices) (zip code)

(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Units	ET	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 1, 2020, James R. (Rick) Perry was appointed as a director of LE GP, LLC (“LE GP”), the general partner of Energy Transfer LP (the “Partnership”), by the members of LE GP pursuant to the provisions of the Second Amended and Restated Limited Liability Company Agreement of LE GP.
There are no arrangements or understandings with the Partnership, or any other persons, pursuant to which Mr. Perry was appointed as a director of LE GP. Mr. Perry is not currently expected to be named to any committees of the board of directors of LE GP. The Partnership is not aware of any transactions, since the beginning of the Partnership’s last fiscal year, or any currently proposed transactions, in which the Partnership was or is to be a participant involving amounts exceeding $120,000 and in which Mr. Perry had or will have a direct or indirect material interest. Consistent with other non-employee members of the Board of Directors, Mr. Perry will be eligible to receive cash compensation for his service on the Board of Directors and equity compensation under the Partnership’s current equity compensation plans, all of which are included as exhibits to the Partnership’s 2018 annual report on Form 10-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER LP
		By:	LE GP, LLC
its general partner
Date:	January 3, 2020	By:	/s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer